Exhibit 99.1

Steady Advances for Puradyn Filter Technologies Inc. - PFTI continues to make progress in several areas including R&D -

Boynton Beach, FL – [March 25, 2010] - Puradyn Filter Technologies Incorporated (OTCBB: PFTI) today released the following statement from President and Chief Operating Officer Kevin G. Kroger:

“As we have mentioned in previous releases, during the past two-year period of economic uncertainty, a number of our customers chose to delay ordering and implementing installation programs.  However, the company has made progress on a number of different fronts:

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Increased Activity in South and Central America.  Over the past 6 months we have received orders from Colombia and Peru for approximately 600 systems for a variety of applications using Volvo or Mercedes Benz engines and Allison or Voith transmissions.

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Increased activity in the open pit mining industry for large haul trucks carrying upwards of 250 tons of material from the mine face. Most of these trucks operate 24/7 making downtime extremely expensive. These trucks will require our largest 240 system along with replacement filter elements every 300 hours. A simple replacement filter change (instead of an oil change) can be done on location without shutting down the engine. Oil analysis reports have shown an increase in the average hours on oil from 250 to 625 hours.

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We have extended retrofit programs with domestic and international oil services companies.  The majority of the targeted equipment will require our largest TF-240 models, designed to work with large capacity oil sumps of up to 300 quarts for engine applications and up to 1,000 gallons for hydraulic applications. Together with one of the largest companies, we have designed a manifold allowing up to 3 of our 240s to be applied to engines using up to 900 quarts of oil. These large engines, for the most part, are used on offshore rigs where the cost of an oil change is significantly high.

–	In December 2009, the Company again renewed its Quality Standard ISO 9001:2000 certification.

The Company also filed the following patent applications:

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A technologically advanced engine-mounted full-flow filter/micro-fine bypass filter system with smart sensor capability not available from any other competitive device. This filter is designed to enhance the effectiveness of CGP® used to control soot loading and increase control over the replenishment rate of additive.  The filter is configurable for a number of special need applications, i.e., to meet specific ISO cleanliness codes or to apply specific replenishment additives on a condition basis when coupled with a smart sensor.

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A cost-effective, high performance filter cartridge and filter vessel series addressing pressurized hydraulic and closed lubrication system for the mining industry, automatic transmissions in transit applications, and natural gas vehicles with international trials completed.  The patent combines the ability to remove water, replenish additives, remove contaminants and provide ISO particle cleanliness in a compact small-footprint system.”

Kroger concluded, “Our work and expansion in the oil field service and the open mining industry have opened extensive opportunities for the application of our larger TF-240 models and filter elements, which is rapidly beginning to dominate our manufacturing production.  The addition of our new patent applications lays the groundwork for expanding Puradyn’s position in the fluid filtration industry and provides the products that will be required to secure our company’s future.

“The progress we make throughout our organization now ensures our company will stand ready to assist all industries as they undertake oil maintenance programs to guarantee significant cost savings; and conservation of valuable and irreplaceable natural resources.”

About Puradyn Filter Technologies Incorporated

Puradyn (OTCBB: PFTI) designs, manufactures and markets the puraDYN® Oil Filtration System, the most effective bypass oil filtration product on the market today.  It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life.   Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $15 billion potential industry.  puraDYN® equipment was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze the performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY’S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS’ NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.  THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY’S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:

Kathryn Morris

Director

Corporate Communications

(T) 561 547 9499, x 226

investor-relations@puradyn.com

http://www.puradyn.com

Emerging Markets, LLC

Investor Relations:

Jim Painter III

321-206-6682

jamespainter@emergingmarketsllc.com

www.emergingmarketsllc.com

www.themicrocapreport.com